Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth M. Woolley, Chief Executive Officer of Extra Space Storage Inc. (the “Company”), hereby certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ KENNETH M. WOOLLEY
	Name:	Kenneth M. Woolley
Dated: March 20, 2007	Title:	Chairman of the Board and Chief Executive Office

I, Kent W. Christensen, the Chief Financial Officer of the Company, hereby certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

	By:	/s/ KENT W. CHRISTENSEN
	Name:	Kent W. Christensen
Dated: March 20, 2007	Title:	Executive Vice President and Chief Financial Officer